EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

      Intercomsoft Limited - a company organized under the laws of Ireland

                    Eontech R&D, Inc. a Delaware corporation
                           (dissolved March 12, 2003)


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